Exhibit 4.2

CONSENT, AMENDMENT AND JOINDER AGREEMENT

THIS CONSENT, AMENDMENT AND JOINDER AGREEMENT (this “Agreement”) is entered into as of October [__], 2016, by and among MICROPHASE CORPORATION, a Connecticut corporation (“Microphase”), MICROPHASE WEST LLC, a Delaware limited liability company (“Microphase West”, together with Microphase, “Existing Borrowers”), MICROPHASE INSTRUMENTS, LLC, a Delaware limited liability company (“Joining Borrower”) and GERBER FINANCE INC., a New York corporation (“Lender”).

BACKGROUND

Lender and Existing Borrowers are parties to an Amended and Restated Loan and Security Agreement dated as of February 3, 2012 (as amended, modified, supplemented and restated from time to time, the “Loan Agreement”) pursuant to which Lender provides Existing Borrowers with financial accommodations.

Existing Borrowers have informed Lender that it has formed a new Subsidiary which is required to be joined as a Borrower under the Loan Agreement. Existing Borrowers have requested that Lender permit it to incur additional Indebtedness. Existing Borrowers have requested that Lender agree to certain amendments to the Loan Agreement.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                  Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2.                  Joinder.

(a)                The Joining Borrower is hereby added as a Borrower under the Loan Agreement; and all references to “Borrower” thereunder shall hereafter be deemed to include Joining Borrower.

(b)               The Joining Borrower agrees that, upon its execution hereof, it will become a Borrower under, and as defined in, the Loan Agreement, and will be bound by all terms, conditions and duties applicable to a Borrower under the Loan Agreement. Without limitation of the foregoing and in furtherance thereof, as security for the due and punctual payment of the Obligations, the Joining Borrower hereby reaffirms and pledges, hypothecates, assigns, transfers, sets over and delivers to Lender and grants to Lender a continuing security interest in all Collateral, now owned or at any time hereafter acquired by the Joining Borrower, or in which Joining Borrower now has or at any time in the future may acquire any right, title or interest.

(c)                In connection with the grant by the Joining Borrower, pursuant to Section 2(a) above, of a security interest in all of its right, title and interest in the Collateral, the Joining Borrower (i) agrees to execute (if necessary) and deliver to Lender such financing statements, in form acceptable to Lender, as Lender may request or as are necessary or desirable in the opinion of Lender to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral owned by the Joining Borrower, (ii) authorizes Lender to file any such financing statements without the signature of the Joining Borrower where permitted by law and (iii) agrees to execute and deliver to Lender assignments of United States trademarks, patents and copyrights (and the respective applications therefore) to the extent requested by Lender.

(d)               Without limiting the foregoing, the Joining Borrower hereby makes and undertakes, as the case may be, each covenant, representation and warranty made by Borrower pursuant to the Loan Agreement as of the date hereof and agrees to be bound by all covenants, agreements and obligations of Borrower pursuant to the Loan Agreement.

3.                  Consent. Subject to satisfaction of the conditions precedent set forth in Section 5 below, Lender agrees that Microphase may incur unsecured Indebtedness in an aggregate amount not to exceed $700,000 (the “Additional Indebtedness”).

4.                  Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 5 below, the Loan Agreement is amended as follows:

(a)                The defined term “Eligible Accounts” in Section 1.1 is amended to provide as follows:

“Eligible Accounts” means and includes each Account of each Borrower which conforms to the following criteria: (a) shipment of the merchandise or the rendition of services has been completed; (b) merchandise or services shall not have been repossessed, returned, rejected or disputed by the Account Debtor and there shall not have been asserted any offset, defense or counterclaim; (c) continues to be in full conformity with the representations and warranties made by any Borrower to Lender with respect thereto; (d) Lender is, and continues to be, satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended; (e) there are no facts existing or threatened which are likely to result in any adverse change in an Account Debtor’s financial condition; (f) is documented by an invoice in a form approved by Lender and shall not be unpaid more than ninety (90) days from invoice date; (g) less than fifty percent (50%) of the unpaid amount of invoices due from such Account Debtor remain unpaid more than ninety (90) days from invoice date; (h) is not evidenced by chattel paper or an instrument of any kind with respect to or in payment of the Account unless such instrument is duly endorsed to and in possession of Lender or represents a check in payment of an Account; (i) if the Account Debtor is located outside of the United States, the payment of such Account is covered by a Credit Insurance Policy and such Account conforms to the requirements of the applicable Credit Insurance Policy; provided, that the aggregate amount of Accounts from foreign Account Debtors cannot exceed the lesser of (i) $200,000 or (ii) twenty percent (20%) of all Eligible Accounts; (j) Lender has a first priority perfected Lien in such Account and such Account is not subject to any other Lien other than Permitted Liens; (k) does not arise out of transactions with any employee, officer, agent, director, stockholder or Affiliate of a Borrower; (l) is payable to a Borrower; (m) does not arise with respect to goods which are delivered on a cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor may be conditional; (n) is not an obligation of an Account Debtor that has suspended business, made a general assignment for the benefit of creditors, is unable to pay its debts as they become due or as to which a petition has been filed (voluntary or involuntary) under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; (o) does not arise out of a bill and hold sale prior to shipment (p) does not arise out of a sale to any Person to which any Borrower is indebted, unless the amount of such indebtedness, and any anticipated indebtedness, is deducted in determining the face amount of such Account; (q) is net of any returns, discounts, claims, credits and allowances; (r) if the Account arises out of contracts between a Borrower and the United States, any state, or any department, agency or instrumentality of any of them (the “Government Accounts”), such Borrower has so notified Lender, in writing, prior to the creation of such Account, and, for all such Accounts created on or after January 1, 2017, there has been compliance with any governmental notice or approval requirements, including compliance with the Federal Assignment of Claims Act; provided, that the aggregate amount of Government Accounts cannot exceed twenty percent (20%) of all Eligible Accounts; (s) is a good and valid account representing an undisputed bona fide indebtedness incurred by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an unconditional sale and delivery upon the stated terms of goods sold by a Borrower, or work, labor and/or services rendered by a Borrower; (t) the total unpaid Accounts from such Account Debtor does not exceed twenty percent (20%) of all Eligible Accounts (with the exceptions set forth in (u) below) but only the excess above twenty percent (20%) shall be excluded from Eligible Accounts; (u) the total unpaid Accounts from the Account Debtors, Lockheed Martin, Saab, Raytheon and BAE does not exceed forty percent (40%) of all Eligible Accounts but only the excess above forty percent (40%) shall be excluded from Eligible Accounts; (v) does not arise out of progress billings prior to completion of the order; (w) such Borrower’s right to payment is absolute and not contingent upon the fulfillment of any condition whatsoever; (x) a Borrower is able to bring suit and enforce its remedies against the Account Debtor through judicial process; (y) does not represent interest payments, late or finance charges or service charges owing to Borrower; and (z) is otherwise satisfactory to Lender as determined in good faith by Lender in the reasonable exercise of its discretion.

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(b)               The following defined terms are inserted in Section 1.1 in the appropriate alphabetical order:

“Additional Indebtedness” means unsecured Indebtedness not to exceed an aggregate amount of $700,000 as evidenced by the Additional Notes.

“Additional Notes” means those 10% Promissory Notes dated on or about October 31, 2016 issued by Initial Borrower in the aggregate principal amount not to exceed $700,000.

“Credit Insurance Policy” means a credit insurance policy issued by an insurance company satisfactory to Lender covering Borrowers’ Account in amounts with deductibles and on terms and conditions satisfactory to Agent naming Lender as the beneficiary thereof, loss payee or additional insured as Lender shall require.

(c)                Article IX (Negative Covenants) is amended as follows:

(i)                 Section (b) is amended to provide as follows:

“(b) cancel any debt owing to it or create, incur, assume or permit to exist any Indebtedness, except: (i) the Obligations, (ii) Indebtedness existing as of the Closing Date set forth on Disclosure Schedule 9(b), (iii) deferred taxes, (iv) by endorsement of instruments or items of payment for deposit to the general account of Borrower, (v) for Guaranteed Indebtedness incurred for the benefit of a Borrower if the primary obligation is permitted by this Agreement; (vi) additional Indebtedness (including Purchase Money Indebtedness) incurred after the Closing Date in an aggregate outstanding amount for Credit Parties not exceeding the Minimum Actionable Amount; and (v) the Additional Indebtedness;”

(ii)               Section (i) is amended to provide as follows:

“(i) make or permit any Restricted Payment other than (i) interest and principal, when due without acceleration or modification of the amortization as in effect on the Closing Date, under Indebtedness (not including Subordinated Debt, payments of which shall be permitted only in accordance with the terms of the relevant Subordination Agreement made in favor of Lender) described in Disclosure Schedule (9(b)) or otherwise permitted under Article X(b)(vi), (ii) interest and principal when due without acceleration or modification of the Additional Notes solely with the proceeds of an initial public offering of Initial Borrower’s Stock; provided, that after giving effect to such payment, the difference between (A) the lesser of the Borrowing Base and the Maximum Revolving Amount and (B) the Revolving Credit Advances is at least $1,000,000 and no Event of Default has occurred and is continuing, and (iii) so long as (x) the tax status of such Credit Party is a pass thru or disregarded entity within the meaning of the Internal Revenue Code of 1986, as amended, (y) no Default or Event of Default shall have occurred and be continuing and (z) after first providing such supporting documentation as Lender may request (including the personal state and federal tax returns of each Stockholder), such Credit Party may pay Pass Thru Distributions not exceeding Pass Thru Tax Liabilities. Payments to Stockholders shall be made so as to be available when the tax is due, including in respect of estimated tax payments.”

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5.                  Conditions Precedent. This Agreement shall become effective on the Business Day on which each of the following conditions precedent shall have been satisfied pursuant to the agreements, instruments and documents in form and substance satisfactory to Lender:

(a)                Lender shall have received this Agreement duly executed by each Credit Party and consented to by each Guarantor;

(b)               Each document (including, without limitation, any UCC financing statement) required by this Agreement or under law or reasonably requested by Lender to be filed, registered or recorded in order to maintain Lender’s perfected security interest in or lien upon the Collateral Lender shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Lender shall have received evidence satisfactory to it of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

(c)                Lender shall have received a fully executed copy of the Note Purchase Agreements and the Additional Notes evidencing the Additional Indebtedness; and

(d)               Lender shall have received such other certificates, instruments, documents and agreements as may reasonably be required by Lender in connection with this Agreement or its counsel.

6.                  Representations, Warranties and Covenants. Each Credit Party hereby represents, warrants and covenants as follows:

(a)                This Agreement, the Loan Agreement and the other Credit Documents constitute legal, valid and binding obligations of such Credit Party and are enforceable against such Credit Party in accordance with their respective terms.

(b)               Upon the effectiveness of this Agreement, such Credit Party reaffirms all covenants, representations and warranties made in the Loan Agreement, the other Credit Documents and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Agreement.

(c)                No Default has occurred and is continuing or would exist after giving effect to this Agreement.

(d)               No Credit Party has any defense, counterclaim or offset with respect to the Loan Agreement, the other Credit Documents.

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7.                  Effect on the Loan Agreement.

(a)                Upon the effectiveness of this Agreement, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

(b)               The Loan Agreement, the other Credit Documents shall remain in full force and effect, and are hereby ratified and confirmed.

(c)                Except as set forth herein, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, the other Credit Documents.

8.                  Governing Law. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

9.                  Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

10.              Counterparts; Electronic Transmission. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

MICROPHASE CORPORATION

By:	/s/ Necdet Ergul
Name: Necdet Ergul
Title: Chief Executive Officer

MICROPHASE WEST LLC

By:	/s/ Necdet Ergul
Name: Necdet Ergul
Title: Manager

MICROPHASE INSTRUMENTS, LLC

By:	/s/ Michael Ghadaksaz
Name: Michael Ghadaksaz
Title: Manager

GERBER FINANCE INC.

By:	/s/ Elena Goynatsky
Name: Elena Goynatsky
Title: Senior Vice President

SIGNATURE PAGE TO CONSENT, AMENDMENT AND JOINDER AGREEMENT

CONSENT OF GUARANTORS

Each of the undersigned does hereby (a) represent and warrant to Lender that the undersigned has reviewed and approved the terms and provisions of the foregoing Agreement, (b) acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in the Guaranty executed by the undersigned in favor of Lender (the “Guaranty”) and that the Guaranty is in full force and effect and shall remain in full force and effect after giving effect to the execution and effectiveness of the foregoing Agreement, (c) acknowledges, ratifies and confirms that the defined term “Obligations” set forth in the Guaranty includes, without limitation, all obligations and liabilities of each Credit Party to Lender under the foregoing Agreement and (d) represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to any of the undersigned’s obligations under the Guaranty.

IN WITNESS WHEREOF, the undersigned has executed this Consent of Guarantor as of the day and year first above set forth.

/s/ Necdet Ergul
Necdet Ergul

/s/ Ronald Durando
Ronald Durando

SIGNATURE PAGE TO CONSENT OF GUARANTORS TO CONSENT, AMENDMENT AND JOINDER AGREEMENT